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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 28, 2000 on the financial statements of The Alger Retirement Fund for the year ended October 31, 2000 and to a1l references to our Firm included in or made part of the registration statement of The Alger Retirement Fund filed on form N-1A (Amendments No. 11 and No. 13), Investment Company Act File No. 811-7986 with the Securities and Exchange Commission.


                                                       /s/  Arthur Andersen LLP
                                                       ------------------------
                                                            ARTHUR ANDERSEN LLP

New York, New York
November 30, 2000